Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-139864 on Form S-3 of our reports dated January 26, 2005, January 28, 2006 and February 2, 2007 (which reports express an unqualified opinion), related to the 2004, 2005 and 2006 financial statements, respectively, of Woodbridge Apartments of Bloomington III, L.P., appearing in the Annual Report on Form 10-K of America First Tax-Exempt Investors, L.P., for the year ended December 31, 2006.
/s/ Katz, Sapper & Miller, LLP
Indianapolis, Indiana
March 3, 2007